EXHIBIT 24.1
POWER OF ATTORNEY
     KNOW ALL PERSON BY THESE PRESENTS, that each of Compass Bancshares, Inc., and the several undersigned officers and directors thereof whose signatures appear below, hereby makes, constitutes and appoints D. Paul Jones, Jr., Garrett R. Hegel and Jerry W. Powell, and each of them acting individually, its and his true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its and his name and on its and his behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, (a) a Registration Statement of Compass Bancshares, Inc. on Form S-4 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of a number of shares of common stock of Compass Bancshares, Inc. to be issued in exchange for the outstanding shares of common stock of Texas Banc Holding Co. upon consummation of the proposed merger of Texas Banc Holding Co. with and into a wholly-owned subsidiary of Compass Bancshares, Inc. and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the “Registration Statement”), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such securities laws, regulations or requirements as may be applicable; and each of Compass Bancshares, Inc. and said officers and directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Compass Bancshares, Inc. might or could do, and as each of said officers and directors might or could do personally in his capacity or capacities as aforesaid, and each of Compass Bancshares, Inc. and said officers and directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its or his signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.
     IN WITNESS WHEREOF, Compass Bancshares, Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors in the capacity or capacities noted has hereunto set his hand as of the date indicated below.

COMPASS BANCSHARES, INC.

/s/ D. Paul Jones, Jr.

D. Paul Jones, Jr.
Chairman and Chief Executive Officer
Dated: November 23, 2005

SIGNATURE	TITLE	DATE

/s/ D. Paul Jones, Jr.	Director, Chairman and Chief	November 23, 2005
D. Paul Jones, Jr.	Executive Officer

/s/ Garrett R. Hegel	Chief Financial Officer	November 23, 2005
Garrett R. Hegel	(Principal Financial Officer)

/s/ Kirk P. Pressley	Chief Accounting Officer	November 23, 2005
Kirk P. Pressley

/s/ James H. Click, Jr..	Director	November 23, 2005
James H. Click, Jr.

/s/ Charles W. Daniel	Director	November 23, 2005
Charles W. Daniel

/s/ W. Eugene Davenport	Director	November 23, 2005
W. Eugene Davenport

/s/ Tranum Fitzpatrick	Director	November 23, 2005
Tranum Fitzpatrick

/s/ Carl J. Gessler, Jr., M.D.	Director	November 23, 2005
Carl J. Gessler, Jr., M.D.

/s/ Charles E. McMahen	Director	November 23, 2005
Charles E. McMahen

/s/ John S. Stein	Director	November 23, 2005
John S. Stein

/s/ J. Terry Strange	Director	November 23, 2005
J. Terry Strange